Exhibit 3 (a)
                 RESTATED CERTIFICATE OF INCORPORATION
                                   OF
                          QUIXOTE CORPORATION

     Quixote Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1.  (a)  The present name of the Corporation is Quixote
Corporation.

     (b) The name under which the Corporation was originally incorporated is Energy Absorption Systems, Inc., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is July 14, 1969.

     2. The certificate of incorporation of the Corporation is hereby amended by striking Articles One through Ninth thereof and by substituting in lieu thereof new Articles One through Eleventh which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

     3. The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Quixote Corporation (referred to herein as the "Certificate of Incorporation") without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     4. The amendments and the restatement of the restated certificate of incorporation have been duly adopted by the stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

     5. The certificate of incorporation of the Corporation, as amended and restated herein, shall read in its entirety as follows:

               RESTATED CERTIFICATE OF INCORPORATION

                                 OF

                        QUIXOTE CORPORATION

                           ARTICLE FIRST

     The name of the Corporation is QUIXOTE CORPORATION.

                          ARTICLE SECOND

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., Wilmington, County of New Castle, Delaware 19801 and the name of the Corporation's registered agent at such address is The Corporation Trust Company.

                          ARTICLE THIRD

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time.
                          ARTICLE FOURTH

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 15,100,000 shares, consisting of 100,000 shares of Preferred
Stock, no par value, and 15,000,000 shares of Common Stock, par value $.01-2/3 per share.

                        A.  PREFERRED STOCK

     1. Series. The Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical in all respects, except that shares of any one series issued on different dates may differ as to dates, if any, from which dividends thereon are to cumulate.

     2. Preferences. The Board of Directors of the Corporation is expressly granted authority, at any time and from time to time by the adoption of a resolution or resolutions not inconsistent with the provisions of the Certificate of Incorporation of the Corporation, to authorize the issuance by the Corporation of one or more series of Preferred Stock and to fix and determine with respect to each such series all the designations, preferences, powers and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law, and including, but without limiting the generality of the foregoing, the following:

     a. The number of shares of such series, which may subsequently be increased (except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issuance of such series) or decreased (to a number not less than the number of shares then outstanding) by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

     b. The dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series shall be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

     c. The rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the extent, if any, to which shares of any such series shall be entitled to participate in such event with any other series or class of stock;

     d. Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates;

     e. The terms of any purchase, retirement or sinking fund which may be provided for the shares of such series;

     f. The right, if any, of holders of shares of such series to convert the same into, or exchange the same for Common Stock, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine; and

     g. The voting powers, if any, of such series in addition to the voting powers provided by law.

     3. Liquidation or Dissolution Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of such series. A reorganization, consolidation or merger of the Corporation into or with one or more other corporations or a sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of the Certificate of Incorporation of the Corporation.

        B.  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred
Stock" and the number of shares constituting such series shall be 10,000.

     2.  Dividends and Distributions.

     a. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01-2/3 per share, of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock.
In the event the Corporation shall at any time after July 15, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     b. The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph B(2)(a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     c. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     3.  Voting Rights.  The holders of shares of Series A
Junior Participating Preferred Stock shall have the following voting rights:

     a. Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     b. Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     c. (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

          (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of the Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

          (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (c) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
(c) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (c) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph
(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (c) (ii) of this
Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     d. Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4.  Certain Restrictions.

     a. Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section B(2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on any parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

          (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     b. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Required Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     6.  Liquidation, Dissolution or Winding Up.

     a. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $500 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount to the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing
(i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph c below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii); the ("Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     b. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     c. In the event that the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     8.  No Redemption.  The share of Section A Junior
Participating Preferred Stock shall not be redeemable.

     9.  Ranking.  The Series A Junior Participating Preferred
Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                         C.  COMMON STOCK

     Subject to the rights of the holders of the Preferred Stock as provided in the foregoing Part A, the holders of Common Stock shall, except as otherwise provided by law or by the provisions of the Certificate of Incorporation, as from time to time amended, (1) be entitled to one vote for each share held by them, respectively, on all matters acted upon at any meeting of stockholders, (2) be entitled to dividends when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, and (3) upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation be entitled to share with the Preferred Stock in the assets of the Corporation available for distribution to its stockholders.

                       D.  OTHER PROVISIONS

     1. No holder of stock of any class of the Corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized, shall as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.

     2. Anything contained in the Certificate of Incorporation of the Corporation to the contrary notwithstanding, any and all right, title, interest, and claim in or to any dividends declared, or other distributions made, by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto (a) with respect to any distribution upon the liquidation, dissolution or winding up of the Corporation, for a period of three years after the close of business on the payment date (or such other period as the Corporation may be required to continue in existence under the General Corporation Law of Delaware, as amended from time to time), and (b) with respect to any other distribution, for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned. Such unclaimed distribution in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever. The Board of Directors of the Corporation, in its sole discretion may make distributions described in
(a) above to such known stockholders of record (as of the original payment date) upon a pro rata basis in the manner as the Board of Directors may determined or, in lieu of such final distribution, may set aside such unclaimed amount in an escrow fund.

     3. Unless otherwise provided by the General Corporation Law of Delaware, and notwithstanding any provision herein to the contrary except as provided in the second sentence of this paragraph, the affirmative vote of the holders of at least sixty percent (60%) of the votes entitled to be cast by the holders of the issued and outstanding shares of the Corporation shall be necessary to (a) amend the Corporation's Certificate of Incorporation; (b) adopt or approve any agreement or plan of merger or consolidation or any transaction including a merger or consolidation of the Corporation; (c) elect directors; (d) transfer all or substantially all of the Corporation's property and assets; and (e) adopt or approve a plan of liquidation or dissolution of the Corporation. The affirmative vote of the holders of at least 65% of the outstanding Voting Stock, as defined in Article Fifth, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, paragraphs 3 and 4 of Part D of Article Fourth, Article Seventh and Article Fifth.

     4. Any action required or permitted to be taken by the holders of any class of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-laws of the Corporation.

                          ARTICLE FIFTH

                  A.  Repurchase of Voting Stock

     Any purchase by the Corporation of shares of Voting Stock (as hereinafter defined) from an Interested Stockholder (as hereinafter defined), other than pursuant to an offer to the holders of all of the outstanding shares of the same class as those so purchased, at a per share price in excess of the Market Price (as hereinafter defined), at the time of such purchase, of the shares so purchased, shall require the affirmative vote of the holders of a majority of the voting power of the Voting Stock not beneficially owned by the Interested Stockholder, voting together as a single class.

     1.  Business Transactions.

     a. In addition to any affirmative vote required by law or this Certificate of Incorporation:

          (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

          (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) of $10,000,000 or more; or

          (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

          (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of sixty percent (60%) of the voting power of the Voting Stock not beneficially owned by any Interested Stockholder, voting together as a single class; provided, however, that no such vote shall be required for the purchase by the Corporation of shares of Voting Stock from an Interested Stockholder unless such vote is required by Part A of this Article Fifth.

     b. The provisions of paragraph 1(a) of Part B of this Article Fifth shall not be applicable to any particular Business Transaction (as hereinafter defined) and such Business Transaction shall require only such affirmative vote as is required by law and any other Article of this Certificate of Incorporation, if all of the conditions specified in either of the following sub-paragraphs (1) or (2) are satisfied:

          (1) The Business Transaction shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

          (2) All of the following conditions shall have been satisfied:

          (i) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Transaction, of consideration other than cash to be received per share by holders of Voting Stock in such Business Transaction shall be at least equal to the higher of (x) the highest price paid for any share of Voting Stock by any person who is an Interested Stockholder within the two-year period immediately prior to the time of the first public announcement of the proposed Business Transaction (the "Announcement Date") or in the transaction in which such person became an Interested Stockholder, whichever price is the higher; or (y) the Fair Market Value per share of the Corporation's Voting Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher. The price paid for any share of Voting Stock shall be the amount of cash plus the Fair Market Value of any other consideration to be received therefor, determined at the time of payment thereof.

          (ii) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form of consideration used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

          (iii) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Transaction:

               (x) there shall have been (aa) no reduction in the annual rate of dividends paid on the Voting Stock (except as necessary to reflect any subdivision of the Voting Stock), except as approved by a majority of the Disinterested Directors, and (bb) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and

               (y) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (iv) After such Interested Stockholders has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Transaction or otherwise.

          (v) A proxy or information statement describing the proposed Business Transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Transaction (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     2. Cumulative Voting. In any election of directors of the Corporation on or after the date on which any 60% Stockholder (as hereinafter defined) becomes a 60% Stockholder, and until such time as no 60% Stockholder any longer exists, there shall be cumulative voting for the election of directors so that any holder of shares of Voting Stock entitled to vote in such election may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which stockholder's shares are entitled, or distribute such stockholder's votes on the same principle among as many candidates as such stockholder sees fit. From and after the date on which any 60% Stockholder becomes a 60% Stockholder, and until such time as no 60% Stockholder any longer exists, any person who is the beneficial owner (as hereinafter defined) of shares of Voting Stock with a Market Price of $100,000 or more shall have the right to nominate one or more candidates for election to the Board of Directors of the Corporation in any election of directors to be held, and such candidates shall be entitled to include in any proxy statement or other communication with respect to such election to be sent to the holders of shares of Voting Stock by the Corporation during such period, at the expense of the Corporation, descriptions and other statements of such candidates which shall receive equal space, coverage and treatment as is received by candidates nominated by the Board of Directors or management of the Corporation.

     3. Interested Stockholder Obligations. It shall be the duty of any Interested Stockholder:

     (i) to give or cause to be given written notice to the Corporation, immediately upon becoming an Interested Stockholder, of such person's status as an Interested Stockholder and of such other information as the Corporation may reasonably require with respect to identifying all owners and amount of ownership of the outstanding Voting Stock of which such Interested Stockholder is a beneficial owner (as defined herein), and

     (ii) in any election or vote provided for or required by this Article Fifth, to identify clearly the votes cast in such election or vote that represent shares of Voting Stock beneficially owned by such Interested Stockholder, by indication on any proxy or proxies given by the Interested Stockholder, by written notice to the Corporation or by equally effective means;

provided, however, that the failure of an Interested
Stockholder to comply with the provisions of this paragraph 3 shall not in any way be construed to prevent the Corporation from enforcing the provisions of paragraphs 1 and 2 of this Part B and Part A of Article Fifth.

                         C.  Definitions

     1. Definitions. For the purposes of this Article Fifth, the following definitions shall apply.

     a. A "person" shall mean any individual, firm corporation or other entity.

     b. "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. In any vote required by or provided for in this Article Fifth, each share of Voting Stock shall have the number of votes granted to it generally in the election of directors.

     c. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (i) is the beneficial owner, directly or indirectly, of more than 5% of the voting power of the outstanding Voting
Stock; or

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

          (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving an public offering within the meaning of the Securities Act of 1933.

     d. "60% Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (1) is the beneficial owner, directly or indirectly, of 60% or more of the voting power of the outstanding Voting
Stock; or

          (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 60% or more of the voting power of the then outstanding Voting Stock; or

          (3) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any 60% Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     e.  A person shall be a "beneficial owner" of any Voting
Stock:

          (1) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

          (2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangements or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (3) which are beneficially owned, directly or indirectly, by any other person with such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     f. For the purposes of determining whether a person is an Interested Stockholder or a 60% Stockholder pursuant to sub-paragraphs c and d of this paragraph 1, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of sub-paragraph e of this paragraph 1 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     g. "Affiliate" and "Associate" shall have the respective meaning ascribed to such terms in Rule 12b-2 of the General
Rules and Regulations under the Securities Exchange Act of
1934, as in effect on December 31, 1984.

     h. "Subsidiary" means any corporation of which a majority of any class of equity security is owned directly or indirectly, by the Corporation; provided, however, that for the purposes of the definitions of Interested Stockholder and 60% Stockholder set forth in sub-paragraphs c and d of this paragraph 1, the term "Subsidiary" shall mean only a corporation of which a majority of the voting power of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

     i. "Market Price" means: the last closing sale price immediately preceding the time in question of a share of the stock in question on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such Exchange, the last closing bid quotation with respect to a share of such stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such stock is not so quoted, the fair market value at the time in question of a share of such stock as determined by the Board of Directors in good faith.

     j. "Fair Market Value" means (i) in the case of stock, the Market Price, and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

     k. "Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

     l. "Business Transaction" means any transaction referred to in any one or more of the clauses (i) through (v) of paragraph 1(a) of Part B.

     m. In the event of any Business Transaction in which the Corporation survives, the phrase "consideration to be received" as used in paragraph 1(b)(2)(i) and (ii) of Part B shall include shares of Voting Stock retained by the holders of such shares.

     2. Directors Duty to Determine Certain Facts. The majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purpose of this Article Fifth, on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this Article Fifth, including, (i) whether a person is an Interested Stockholder or a 60% stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the requirements of paragraph 1(b)(2) of Part B have been met with respect to any Business Transaction, and (v) whether the assets which are the subject of any Business Transaction have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Transaction has, an aggregate Fair Market Value of $10,000,000 or more. The good faith determination of a majority of the Disinterested Directors shall be conclusive and binding for all purposes of this Article Fifth.

     3.  No Effect on Fiduciary Obligations of Interested
Stockholders. Nothing contained in this Article Fifth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                           ARTICLE SIXTH

     Additional provisions relating to the business of the Corporation, its affairs, its rights or its powers, or the rights or powers of its stockholders, directors or officers, in furtherance of its business and purposes, and not in limitation of the general powers now or hereafter conferred upon corporations formed under the General Corporation Law of Delaware, are as follows:

     1. All of the powers conferred upon corporations formed under the General Corporation Law of Delaware, as amended from time to time, and the Certificate of Incorporation of the Corporation, may be exercised by the Board of Directors of the Corporation, except as may be provided otherwise by law, the Certificate of Incorporation of the Corporation, or the by-laws of the Corporation.

     2. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors or in the by-laws of the Corporation.

     3. Subject to the General Corporation Law of Delaware, the by-laws shall determine the circumstances under which, and the manner in which, the stockholders shall be permitted to inspect the books, accounts and documents of the Corporation.

     4. No election of directors need be by written ballot unless the by-laws shall otherwise provide.

     5. In the event that the Corporation pays criminal penalties or civil damages, either voluntarily or involuntarily and either as a result of a judgment against it which has become final or in avoidance thereof, neither the Corporation, the Board of Directors nor the officers shall be required to seek or obtain nor shall the directors or officers be personally liable for not seeking or obtaining, indemnification or reimbursement from any director, officer or employee who was or may have been responsible, in whole or in part, for the acts, transactions or things with respect to which or as a result of which such payments were made by the Corporation.

     6. The stockholders of the Corporation shall not be personally liable for the payment of the Corporation's debts, except as they may be liable by reason of their own conduct or acts.

     7. In furtherance and not in limitation of the powers conferred by the General Corporation Law of Delaware, or elsewhere in the Certificate of Incorporation of the Corporation, the Board of Directors is expressly authorized without stockholder approval:

     a. To provide for payment by the Corporation of reasonable directors' fees and of the travel and other expenses incurred by the directors in connection with attendance at meetings or otherwise incurred on business for and on behalf of the Corporation.

     b. To set apart out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     c. To authorize the issuance, from time to time, of any or all shares of stock of the Corporation of any class at any time authorized, any securities convertible into or exchangeable for any such shares so authorized, and any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of stock of the Corporation of any class at any time authorized, in each case to such persons and for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value; and stock so issued, for which the consideration has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

     d. To initiate, authorize, adopt, approve or ratify a plan or plans for pensions, profit sharing, employee incentive, insurance benefits of all types and descriptions and rights, options, installment contracts or other arrangements for the purchase of stock of any class of the Corporation and to make the benefits of any such plan or plans available to the directors, officers or employees of the Corporation or to persons associated with or participating in the business of the Corporation.

     With respect to any plan or plans involving contracts or other arrangements for the purchase of stock, the Board of Directors may authorize the issuance of all the shares and the issuance and delivery of a certificate or certificates evidencing all the shares involved, to the person or persons from time to time participating therein at the inception of each such participation, or may direct that the delivery of such certificate or certificates shall be withheld until all or some specified portion of the required payments have been made; and in either such case, the Board of Directors may provide that such participating person or persons shall enjoy the same voting and dividend rights with respect to said shares as though the same were fully paid and non-assessable. No such plan or plans shall be construed as involving a loan by the Corporation or as a loan by the Corporation which is secured by its shares. Any such plan or plans or any such similar arrangement in which a predecessor corporation of the Corporation and the directors, officers, employees or business associates or such predecessor corporation were participants may be adopted and ratified, in whole or in part, by a majority of the Board of Directors of the Corporation and by a majority vote of the stockholders of the Corporation at any annual or special meeting thereof. If such approval is obtained, then to the extent that said plan or plans or arrangements of the predecessor corporation are approved, the same shall thereupon be and become a plan or plans of the Corporation, and any shares of the Corporation issued pursuant thereto, any votes cast by the holders thereof with respect to such shares and any dividends paid with respect to such shares, either prior to or after such approval, shall be deemed to have been validly issued, validly cast and validly paid.

     e. To make, adopt, alter, amend or repeal the by-laws of the Corporation.

     8. In furtherance and not in limitation of the general powers conferred upon corporations under the General
Corporation Law, of Delaware and the objects and purposes herein set forth, it is expressly provided that the Corporation shall also have the following powers:

     a. To manufacture, produce, process, invent, develop, use, distribute, buy, sell, import, export and generally trade and deal in, as principal, agent, broker, distributor or otherwise, energy absorption products and systems in all forms and of every kind and description, food products of every kind and description, chemical and chemical products of every kind and description, biologicals and pharmaceuticals of every kind and description, metallic and non-metallic minerals of every kind and description, plastics and plastic products of every kind and description, fabrics and all other products, machinery and equipment of every kind and description, and generally to engage in the manufacturing and merchandising business, and to do all things necessary or convenient to engage in and conduct the above business and to do all things necessary or beneficial for the accomplishment of the above purposes.

     b. To license others to manufacture, produce, process, develop, use, distribute, export, import and sell any of the things and products hereinabove referred to.

     c. To carry on any other lawful business or businesses whatsoever that may be deemed by the Corporation to be desirable and that may promote the interests of the Corporation.

     d. To purchase, by the issuance or sale of stock or other securities of the Corporation, or to otherwise acquire, hold, hypothecate, sell or otherwise transfer, stock or other securities of or tangible or intangible assets of, and to gain control of, corporations and unincorporated businesses, either foreign or domestic, engaged or about to engage, either directly or indirectly, in one or more of the businesses described above.

     e. To acquire by purchase, lease or otherwise, improved or unimproved real estate located anywhere within or without the United States of America, and interests of any kind therein; to own, hold, use, occupy, improve, develop, alter, enlarge, rebuild and manage said real estate and any improvements thereon; to erect or cause to be elected plants, factories, warehouses, buildings and structures of any kind and description, with their appurtenances; to lease, mortgage and otherwise lien or encumber any and all such real estate and any improvements thereon; and to sell, exchange, transfer or otherwise dispose of any or all the Corporation's interests in any of or all said real estate and any improvements thereon.

     f. To manufacture, purchase, lease or otherwise acquire equipment, goods, wares, merchandise and other personal property of any and every class and description, and interests of any and every kind therein; to own, hold, lease, hypothecate and use said property; and to sell, trade, deal in or otherwise dispose of any of and all the Corporation's interests in any or all of said property.

     g. To enter into, make, perform and become assignee of and to execute and deliver performance bonds in connection therewith, contracts of every kind and description with any person, firm, association or corporation, and with the United States of America or any territory, state, county, municipality or any department, agency, commission, corporation or political sub-division thereof, and with any foreign government, colony, body politic or political entity thereof.

     h. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, pledge, or otherwise dispose of letters patent, patent rights, patent applications, licenses, privileges, inventions, improvements, processes, copyrights, service marks, trademarks, tradenames, and the like, either of the United States or of a foreign country, relating to or useful in connection with the business of the Corporation.

     i. To lend money or extend credit or both to any person, firm, association or corporation that purchases, leases or otherwise acquires real or personal property from the Corporation; to lend money or extend credit to or guarantee the payment of dividends, interest or other obligations of, or otherwise financially assist, any person, firm, association or corporation, whenever such loan, credit extension, guarantee or other financial assistance is deemed by the Corporation to be desirable and to promote the interests of the Corporation.

     j. To acquire the good will, business, rights, assets and property of, and to undertake or assume the whole or any part of the obligations or liabilities of, any person, firm, association or corporation; to pay for the same in cash, the stock or other securities of the Corporation or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased or acquired; to conduct in any lawful manner the whole or any part of the business so acquired, and to exercise all the powers necessary or convenient and manage such business; and to merge or consolidate with any corporation in such manner as may be permitted by law.

     k. To borrow or raise monies for the purposes of the Corporation and in furtherance of the powers as herein defined, and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue, and to redeem, purchase, resell and reissue, promissory notes, drafts, bills of exchange, warrants, bonds, debentures, convertible or otherwise, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its own corporate purposes.

     l. To purchase, hold, sell and transfer the shares of its own stock; provided it shall not use its funds or property for the purchase of its own shares of stock when such use would cause any impairment of its capital, except as may be permitted by law, and provided, further, that shares of its own stock belonging to it shall not be voted upon directly or indirectly.

     m. To have offices, keep its books and records of account, conduct its business and promote its purposes within and without the State of Delaware and other States of the United States of American and its Territories and Possessions and the District of Columbia, and in foreign countries, without restriction as to place or amount.

     n. The powers specified in the foregoing clauses of this Article shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in the Certificate of Incorporation of the Corporation, but shall be regarded as independent powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner any other powers of this Corporation.

     9. To the full extent that is shall from time to time have power under applicable law and in the manner from time to time prescribed or permitted under applicable law, the Corporation shall indemnify any director or officer and the Corporation may indemnify any employee or agent, who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and including actions or suits by or in the right of the Corporation by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The provisions of this section shall continue for the benefit of a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                         ARTICLE SEVENTH

     There shall be between three and nine directors of the Corporation, as determined by the By-Laws. The directors of the Corporation shall be divided into three classes as nearly equal in number as possible. There shall be at least one director in each class. At each annual meeting, directors to replace those directors who terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. If the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. If the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of stockholders.

                           ARTICLE EIGHTH

     The Board of Directors, by resolution or resolutions passed by three-fourths of the entire Board of Directors, may designate from among its members an execute committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in this Certificate of Incorporation, the by-laws and in such resolution or resolutions, shall have the authority of the Board of Directors, except as may be provided otherwise by law. The Chairman of the Board and the President shall be members ex officio of any executive committee or finance committee. An executive committee or any other committee shall act only at such times as the Board of Directors is not in session and in no case to the exclusion of the right of the Board of Directors at any time to act as a Board upon any business of the Corporation. Each such committee shall cease to exist and function in any capacity upon the termination of its authority by resolution or resolutions passed by a majority of the entire Board of Directors. As used in this paragraph, "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

     All action by any committee of the Board of Directors shall be referred to the Board of Directors at its meeting next succeeding each action, and shall be subject to revision or alteration by the Board of Directors, provided that no rights or acts of third parties shall be affected by any such revision or alteration. Subject to such applicable resolutions as may be adopted by the Board, each committee shall fix its own rules of procedure and shall meet where and as provided in such rules, but in any case the presence of a majority shall be necessary to constitute a quorum.

                         ARTICLE NINTH
     Directors may be removed at any time by a vote of the holders of three-fourths of the stock entitled to vote, except that directors elected by any class of stock, voting separately as a class, may be removed only by a majority vote of such class, voting separately as a class, so long as the voting power of such class shall continue.

                          ARTICLE TENTH

     A director of a Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
                     ARTICLE ELEVENTH

     The Corporation reserves the right to amend, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and in this certificate and all rights conferred herein upon the stockholders and directors and granted subject to this reservation.

     IN WITNESS WHEREOF, said Quixote Corporation has caused this Restated Certificate of Incorporation to be signed by its President, and attested by its Secretary, this 4th day of February, 1998.
                                   QUIXOTE CORPORATION
                                   By:/s/ Leslie J. Jezuit
                                   Its:President
Attest:
/s/ Joan R. Riley
Secretary